Exhibit 99.1

Precision BioSciences Receives $13 Million in Proceeds from Imugene Convertible Note Maturity as Part of the August 2023 Azer-cel Deal

-- Payment includes $9.75 million cash and $3.25 million in Imugene Limited ordinary shares--

--The addition of this cash further reinforces Precision’s expected cash runway into the second half of 2026--

DURHAM, N.C.—September 3, 2024- Precision BioSciences, Inc. (Nasdaq: DTIL), an advanced gene editing company utilizing its novel proprietary ARCUS® platform to develop in vivo gene editing therapies for sophisticated gene edits, including gene elimination, gene insertion, and gene excision, today announced maturity of a $13 million convertible note from its previously announced strategic transaction with Imugene Limited (ASX: IMU) for azercabtagene zapreleucel (azer-cel) in oncology. The proceeds to Precision BioSciences include $9.75 million in cash and $3.25 million in Imugene ordinary shares.

“We are pleased that Imugene continues to advance azer-cel toward a pivotal trial in LBCL for patients with significant unmet need,” said Michael Amoroso, President and Chief Executive Officer of Precision BioSciences. “This marks one year since our strategic decision to focus our in-house programs exclusively on in vivo gene editing and further bolsters our balance sheet, enabling us to generate Phase 1 clinical data across multiple in vivo gene editing programs starting in the first half of 2025. In the near term, we are focused on progressing our pipeline towards the clinic and remain on track to file applications with multiple global regulatory bodies for PBGENE-HBV for chronic hepatitis B later this year.”

In August 2023, Precision announced a strategic transaction with Imugene. Under the agreement, Imugene assumed global rights to azer-cel for cancer, the ongoing clinical execution for azer-cel in large B-cell lymphoma (LBCL) patients who have relapsed following autologous CAR T treatment as well as Precision BioSciences’ CAR T capability, including manufacturing. In exchange, Precision received upfront economics valued at $21 million (all figures in USD) consisting of $8 million in cash and a $13 million convertible note. The convertible note matured on August 30, 2024 and resulted in payment to Precision of $9.75 million in cash and $3.25 million in Imugene stock. Precision is also eligible for additional payments based on azer-cel clinical milestones as well as milestones for other future nominated cancer research programs.

As of June 30, 2024, Precision had approximately $123.6 million in cash and cash equivalents, prior to receipt of the payment from Imugene. Existing cash and cash equivalents, upfront and potential near-term cash from CAR T transactions, along with expected operational receipts, continued fiscal and operating discipline, availability of Precision’s at-the-market (ATM) facility, and marketable securities are expected to extend Precision’s cash runway into the second half of 2026.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is an advanced gene editing company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform that differs from other technologies in the way it cuts, its smaller size, and its simpler structure. Key capabilities and differentiating characteristics may enable ARCUS nucleases to drive more intended, defined therapeutic outcomes. Using ARCUS, the Company’s pipeline is comprised of in vivo gene editing candidates designed to deliver lasting cures for the broadest range of genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

The ARCUS® platform is being used to develop in vivo gene editing therapies for sophisticated gene edits, including gene insertion (inserting DNA into gene to cause expression/add function), elimination (removing a genome e.g. viral DNA or mutant mitochondrial DNA), and excision (removing a large portion of a defective gene by delivering two ARCUS nucleases in a single AAV).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the clinical development and expected safety, efficacy and benefit of our and our partners’ and licensees’ product candidates and gene editing approaches including editing efficiency, and the suitability of ARCUS nucleases for gene insertion, gene elimination and gene excision and differentiation from other gene editing approaches; the expected timing of regulatory processes (including filings and studies for PBGENE-HBV and PBGENE-PMM); expectations about our and our partners’ operational initiatives, strategies, and further development of our programs; expectations and updates around our partnerships and collaborations and our ability to enter into new collaborations, license agreements or other arrangements; our expected cash runway and available credit; the sufficiency of our cash runway extending into the second half of 2026; expectations about achievement of key milestones and receipt of any milestone, royalty, or other payments; expectations regarding our liquidity and capital resources; and anticipated timing of clinical data . In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “designed,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “strive,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, and involve a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to, our ability to become profitable; our ability to procure sufficient funding to advance our programs; risks associated with our capital requirements, anticipated cash runway, requirements under our current debt instruments and effects of restrictions thereunder, including our ability to raise additional capital due to market conditions and/or our market capitalization; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the progression and success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies, including clinical trial and investigational new drug applications; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ or other licensees’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators or other licensees related to our technology and our product candidates; the U.S.

and foreign regulatory landscape applicable to our and our collaborators’ or other licensees’ development of product candidates; our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; delays or difficulties in our and our collaborators’ and other licensees’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our or our licensees’ ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ or other licensees’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration and other license agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price; our ability to meet the requirements of and maintain listing of our common stock on Nasdaq or other public stock exchanges; and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:

Naresh Tanna

Vice President, Investor Relations

Naresh.Tanna@precisionbiosciences.com